UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

NGM Biopharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 243-5555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2022, the Board of Directors of NGM Biopharmaceuticals, Inc. (the “Company”) approved the promotion of Siobhan Nolan Mangini, the Company’s Chief Financial Officer, to the additional position as President of the Company, effective July 1, 2022 (the “Effective Date”). Ms. Nolan Mangini’s biographical information is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 6, 2022, and is incorporated herein by reference. Ms. Nolan Mangini is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there is no family relationship between Ms. Nolan Mangini and any of the Company’s directors or other executive officers.

The Company’s Board of Directors also approved changes to Ms. Nolan Mangini’s compensation, effective as of the Effective Date, as follows: (i) an annual base salary of $500,000 (“Base Salary”); (ii) an annual bonus target of 45% of base salary to be effective for the last six months of 2022 and thereafter, until such time, if any, that her annual bonus target is changed by the Compensation Committee of the Company’s Board of Directors or the full Board of Directors; (iii) the grant of a stock option under the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”) to purchase 100,000 shares of the Company’s common stock (the “Option”) with a grant date of the Effective Date (“Grant Date”), with an exercise price per share of the closing sales price per share of the Company’s common stock as reported on the Nasdaq Global Select Market as of the Grant Date, and with 1/48th of the shares subject to the Option vesting monthly as measured from the Grant Date, provided that Ms. Nolan Mangini is then providing Continuous Service (as defined in the Plan) to the Company as of each such vesting date; and (iv) an increase to her severance package as provided in her offer letter agreement with the Company, dated May 20, 2020 (the “Offer Letter”), from six (6) months to nine (9) months of her Base Salary and COBRA payments.

Also effective as of the Effective Date, on June 29, 2022, William J. Rieflin was appointed by the Company’s Board of Directors to the position of Non-Executive Chairman of the Board, following Mr. Rieflin’s retirement from his position as the Company’s Executive Chairman effective July 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGM Biopharmaceuticals, Inc.

Dated: June 30, 2022	By:	/s/ Valerie Pierce
Valerie Pierce
Senior Vice President and General Counsel